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                                                                     Exhibit 2.3

                           FANTOM TECHNOLOGIES INC.
                             AMENDED AND RESTATED
                        KEY EMPLOYEES' SHARE OPTION AND
                 SHARE APPRECIATION RIGHTS PLAN - JULY 1, 2000


1.        Purposes of the Plan
          --------------------

          The principal purposes of this Key Employees' Share Option and Share Appreciation Rights Plan (the "Plan") are to promote a proprietary interest in the Corporation among Employees, to attract and retain Employees and to provide an incentive to Employees who are in a position to contribute to the long-term growth and success of the Corporation.

2.        Definitions and Interpretation
          ------------------------------

2.1       In and for the purposes of the Plan:

     "Act" means the Securities Act (Ontario) and the regulations thereto, as the same may be amended or re-enacted from time to time;

     "associate" has the meaning ascribed in the Act;

     "Award" has the meaning ascribed in section 5.1;

     "Award Date" means the date on which an Award is made by the directors to a Recipient;

     "Common Shares" means the common shares of the capital of the Corporation as constituted at the effective date of the Plan, or any shares or securities into which such shares may have been changed, reclassified, subdivided, consolidated or converted;

     "Corporation" means Fantom Technologies Inc. and any continuing corporation resulting from the amalgamation of it and any other corporation or resulting from any other form of corporate reorganization;

     "directors" means the board of directors of the Corporation, and reference to any action by the directors means action taken by them by resolution as a board;

     "Employee" means and includes any full-time employee of the Corporation or any subsidiary;

     "employment" means full-time employment with the Corporation or any subsidiary;

     "formal bid" has the meaning ascribed in the Act;

     "insider" has the meaning ascribed in the Act;
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     "Option" means an option to purchase Common Shares granted to a Recipient pursuant to the Plan;

     "Option Fair Market Value" of a Common Share on any date means the closing board lot sale price per share of Common Shares on the Toronto Stock Exchange on the trading day prior to such date, provided that if there was not a board lot sale thereon on such day then the immediately preceding board lot sale price per share on such Exchange, provided that if there has not been a board lot sale on the Toronto Stock Exchange within a period of two trading days prior thereto then the average of the mean between the bid and ask prices per share for the Common Shares on such Exchange on each of the five trading days prior to such date;

     "Option Price" has the meaning ascribed in section 5.2;

     "Recipient" means an Employee to whom an Award has been made, or the legal personal representative of the Employee, as the context requires;

     "SAR Fair Market Value" of a Common Share on any date means the average of the high and low trading price per share of Common Shares on the Toronto Stock Exchange on each of the five trading days prior to such date on which the Common Shares traded on such Exchange;

     "Share Appreciation Rights" has the meaning ascribed in section 5.3;

     "Share Compensation Arrangement" means a share option, share option plan, employee share purchase plan, or any other compensation or incentive mechanisms involving the issuance or potential issuance of shares of the Corporation to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

     "subsidiary" has the meaning ascribed in the Act;

     "take-over bid" has the meaning ascribed in the Act, and includes a take-over bid which is defined in the Act as an exempt take-over bid; and

     "termination of employment" means termination of employment for any reason other than death or retirement but does not include a mere change in employment between the Corporation and any subsidiary or between two subsidiaries.

2.2 The masculine gender shall include the feminine gender and the singular shall include the plural and vice versa, unless the context otherwise requires.

3.        Administration
          --------------

          The Plan shall be administered by the directors who shall have full authority to interpret the Plan, to establish, amend and rescind rules and regulations

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with regard thereto, and to make all other determinations necessary for its administration.

4.        Common Shares Reserved for the Plan
          -----------------------------------

          Subject to adjustment under the provisions of section 10.2, an aggregate of 532,700 Common Shares continue to be reserved for issuance under the Plan. If an Award expires without being exercised for all of the Common Shares and/or the corresponding Share Appreciation Rights comprising the Award, the remaining Common Shares shall again be made available for the purposes of the Plan.

5.        Grant of Options and Share Appreciation Rights
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5.1       The directors may, in their discretion, from time to time grant to an
Employee an award (the "Award") consisting of (i) an Option to purchase a stated number of Common Shares from the Corporation, as may be determined by the directors, and (ii) an equal number of Share Appreciation Rights. A Recipient may hold more than one Award at any time. Upon the exercise of an Option under an Award to purchase a number of Common Shares, an equal number of Share Appreciation Rights granted as part of the Award shall automatically terminate. Upon the exercise of a number of Share Appreciation Rights under an Award, the Option granted as part of the Award shall automatically terminate as to an equal number of Common Shares.

5.2 The subscription price ("Option Price") for each Common Share which may be purchased on the exercise of an Option shall be an amount determined by the directors in respect of a particular Award, which shall not be less than the Option Fair Market Value of the Common Shares on the Award Date.

5.3 Share Appreciation Rights under an Award are a right in the Recipient, upon the exercise of a stated number of such rights, to surrender the Option granted as part of the Award unexercised as to an equal number of Common Shares and to receive, without payment to the Corporation, an amount equal to the excess of (i) the aggregate SAR Fair Market Value, on the effective date of exercise of such rights, of that number of Common Shares in respect of which the Option is surrendered, over (ii) the aggregate Option Price of such Common Shares.


6.        Limitations on Grant
          --------------------

          The aggregate number of Common Shares in respect of which Awards have been granted and remain outstanding under the Plan shall not at any time:

     (a) when taken together with all of the Corporation's Share Compensation Arrangements then either in effect or proposed, be such as could result, within a one-year period, in the issuance:

          (i)  to insiders of a number of Common Shares exceeding 10%; or


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          (ii) to any one insider and such insider's associates of a number of
               Common Shares exceeding 5%;

          of the number of issued and outstanding Common Shares (on a non-diluted basis) as at the commencement of such one-year period;

     (b) in the case of any one person, exceed 5% of the number of issued and outstanding Common Shares (on a non-diluted basis) at that time; or

     (c) when taken together with all of the Corporation's Share Compensation Arrangements then either in effect or proposed, exceed 10% of the issued and outstanding Common Shares (on a non-diluted basis) at that time.

7.        Term of Awards
          --------------

7.1 An Award may be exercised, in whole or in part, at any time and from time to time, to the extent vested and exercisable in accordance with section 8.1, during the period commencing on the Award Date of such Award and ending at the close of business on the fifth anniversary of the Award Date of such Award; provided that:

     (a) if the employment of a Recipient as an Employee of the Corporation or a subsidiary terminates by reason of his death, the legal personal representative of the Recipient will be entitled to exercise, during the period ending 180 days after the date of the Recipient's death, any unexercised Awards which were exercisable at the date of death, failing which exercise the Award shall terminate;

     (b) if the employment of a Recipient as an Employee of the Corporation or a subsidiary terminates by reason of retirement in accordance with then-prevailing retirement policy of the Corporation or a subsidiary, the Recipient will be entitled to exercise, during the period ending on the first anniversary of the date of retirement, any unexercised Awards which were exercisable at the date of retirement, failing which exercise the Award shall terminate; provided that if a retired Recipient dies prior to such first anniversary, the provisions of the preceding clause (a) shall govern except that such right to exercise shall end on the earlier such first anniversary and the expiry of 180 days from the date of the Recipient's death;

     (c) if the employment of a Recipient as an Employee of the Corporation or a subsidiary terminates for any reason other than as provided in the preceding clauses (a) or (b), the Recipient will be entitled to exercise, during the period ending 90 days following the date on which such employment terminated, any unexercised Awards which were exercisable at such termination date, failing which exercise the Award shall terminate; and

     (d) if a notice is given pursuant to section 10.1 of the Plan, the Recipient will be entitled to exercise, during the period specified in such notice, any unexercised

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          Awards which were exercisable at the date of delivery of such notice, failing which exercise the Award shall terminate.

7.2 Nothing contained in clauses (a), (b), (c) or (d) of section 7.1 shall extend the period during which an Award may be exercised beyond the five years first referred to in section 7.1.

8.        Exercise of Award
          -----------------

8.1 An Award shall be exercisable only to the extent that the Award has vested. Subject to article 7 and to the following provisions of this article 8, each Award granted pursuant to section 5.1 shall become fully vested and exercisable, provided the Recipient continues to be an Employee at the relevant time, on the first anniversary of the Award Date of such Award as to one-half (1/2) of the number of Common Shares (or the number of Share Appreciation Rights) comprising the Award, and on the second anniversary of the Award Date as to the balance of the number of Common Shares (or the number of Share Appreciation Rights) comprising the Award.

8.2 An Option shall be exercised by the Recipient by written notice given to the Vice President, Chief Financial Officer of the Corporation specifying the number of Common Shares in respect of which the Option is being exercised at such time, accompanied by a certified cheque (payable at par in Welland, Canada) in payment for such Common Shares at the Option Price per share specified in such Option, whereupon the purchase pursuant to such Option of the Common Shares so specified shall be deemed for all purposes to have been completed and such Option exercised to such extent. Upon receipt of a notice of exercise of an Option and payment of the Option Price, the Corporation shall, within 10 days thereafter, issue to the Recipient the number of Common Shares in respect of which the Option is exercised.

8.3 Share Appreciation Rights shall be exercised by the Recipient by written notice given to the Vice President, Chief Financial Officer of the Corporation specifying the number of Share Appreciation Rights being exercised at such time. Upon receipt of a notice of exercise of Share Appreciation Rights, the Corporation shall, within 10 days thereafter, pay to the Recipient an amount equal to the excess of (i) the aggregate SAR Fair Market Value, on the effective date of exercise of such rights, of that number of Common Shares in respect of which the Option is surrendered over (ii) the aggregate Option Price of such Common Shares in respect of which the Option is surrendered.

8.4 Any notice delivered under this article 8 may relate in part to the exercise of an Option and in part to the exercise of Share Appreciation Rights.

8.5 Notwithstanding any other provision of the Plan, no Options may be exercised during the period (i) commencing with the announcement of an offeror's intention to make a formal bid which is a take-over bid for the Corporation and
(ii) ending on the expiry of such take-over bid, unless the directors issue a directors' circular which recommends acceptance of the take-over bid.

8.6 Notwithstanding any other provision of the Plan, no Share Appreciation Rights may be exercised during the period (i) commencing with the announcement of an offeror's


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intention to make a formal bid which is a take-over bid for the Corporation and
(ii) ending on the expiry of such take-over bid, unless the directors pass a resolution expressly authorizing the exercise of Share Appreciation Rights during such period or issue a directors' circular which recommends acceptance of the take-over bid.

9.        Non-Assignability
          -----------------

          No Award shall be assignable, negotiable or otherwise transferable other than by will or the laws relating to intestacy. An Award may be exercised during a Recipient's lifetime only by the Recipient and, after his death, only by his legal personal representative.

10.       Miscellaneous
          -------------

10.1 Notwithstanding anything herein contained, in the event of a proposed reconstruction, reorganization or recapitalization of the Corporation, or its consolidation, amalgamation or merger into or with another corporation, or the sale of all or substantially all of the assets of the Corporation, the Corporation shall have the right to give written notice to the Recipient specifying the period (not shorter than 30 days following the delivery of such notice) at the expiry of which the Recipient's Award shall terminate, whereupon such Award shall terminate accordingly at the expiry of such period.

10.2 Appropriate adjustments in the number of Common Shares to which Awards relate under the Plan, and/or in the Option Price per share, both as to Awards granted or to be granted, may be made by the directors in their discretion to give effect to adjustments in the number of Common Shares which result from subdivisions, consolidations or reclassifications of the Common Shares, the payment of share dividends by the Corporation, or other relevant changes in the capital of the Corporation.

10.3 The directors may amend or discontinue the Plan at any time but, subject to sections 10.1 and 10.2, no such amendment may (without all necessary regulatory approvals) increase the aggregate maximum number of Common Shares to which the Award relates, change the manner of determining the Option Price or extend the term of any Award beyond five years or, without the consent of the Recipient, alter (except as contemplated by the agreement entered into pursuant to section 10.8) or impair any Award previously granted to a Recipient under the Plan.

10.4 Nothing contained herein shall restrict or limit or be deemed to restrict or limit the rights or powers of the directors in connection with any allotment and issuance of shares in the capital of the Corporation which are not allotted and issued under the Plan.

10.5 The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of the Plan shall be according to the laws of the Province of Ontario.

10.6 The Plan shall be binding upon the Corporation and its successors and assigns and shall enure to the benefit of a Recipient and his personal representative.

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10.7      Upon the communication to a Recipient of the granting of an Award, he shall be given a copy of the Plan as the same may have been amended to that time.

10.8 Each Award shall be evidenced by a written agreement between the Corporation and the Recipient, which agreement shall be consistent with the terms of the Plan as the same may have been amended to that time.

11.       Effective Date
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          This Plan shall have an effective date of July 1, 2000.